Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.’s 333-168665, 333-177553, 333-1777554 and 333-190518 on Form S-3 and Registration Statement No.’s 333-116055, 333-123707, 333-153017, 333-168666, 333-183201 and 333-190519 on Form S-8 of our report dated March 7, 2014 (November 14, 2014 as to the effects of the restatement discussed in Note 2), relating to the consolidated financial statements and financial statement schedule of inContact, Inc. and subsidiaries, and our report relating to the  effectiveness of inContact, Inc. and subsidiaries’ internal control over financial reporting dated March 7, 2014, November 14, 2014 as to the effects of the material weakness described in Management’s Report on Internal Control over Financial Reporting (As Revised), (which expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K/A of inContact, Inc. for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah

November 14, 2014